CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Penn National Gaming, Inc.
and Subsidiaries
Wyomissing, Pennsylvania


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 1997, relating to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  /s/ BDO Seidman
                                                  -------------------------
                                                  BDO Seidman, LLP

Philadelphia, Pennsylvania
January 30, 1998